Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                                                  MORRISTOWN, NEW JERSEY 07960
                            120 BROADWAY                 (973) 538-5600
                                                       FAX: (973) 538-6448
WRITER'S DIRECT DIAL  NEW YORK, NEW YORK 10271

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                                                    1351 WASHINGTON BOULEVARD
                           (212) 238-3000
                                                            2ND FLOOR
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                                                STAMFORD, CONNECTICUT 06902-4543
                        FAX: (212) 238-3100              (203) 425-1400
                     http://www.emmetmarvin.com        FAX: (203) 425-1410

                                                     December 14, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Common Shares of Starpharma Holdings Ltd.
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Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Common Shares of Starpharma Holdings Ltd., for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                         Very truly yours,

                                         \s\ EMMET, MARVIN & MARTIN, LLP
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                                         EMMET, MARVIN & MARTIN, LLP